UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2008
Date of Report (Date of earliest event reported)

Respironics, Inc.
______________________________________________________________
Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania	15668-8525
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code	724-387-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.01      Changes in Control of Registrant.

     As previously announced, on December 20, 2007, Respironics, Inc., a Delaware corporation (“Respironics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Philips Holding USA Inc. (“Parent”), a Delaware corporation and a wholly owned subsidiary of Koninklijke Philips Electronics N.V. (“Royal Philips”), and Moonlight Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent, pursuant to which Merger Sub commenced a tender offer (the “Offer”) for all outstanding shares of common stock of Respironics, par value $0.01 per share, including, if any, the associated common stock acquisition rights (such rights, together with such shares of Respironics’ common stock, the “Shares”), issued pursuant to the Rights Agreement, dated as of June 28, 1996, as amended, between Respironics and Mellon Investors Services LLC, for a purchase price of $66.00 net to the Seller in cash per Share, without interest and subject to any applicable withholding of taxes.

     The Offer expired at 5:00 p.m. (New York City time) on March 6, 2008, and on March 7, 2008, Royal Philips announced that it had elected to provide a subsequent offering period of five business days. Pursuant to the Merger Agreement and the Offer, on March 10, 2008, Merger Sub paid for all Shares validly tendered and not withdrawn prior to the expiration of the Offer, which Shares represented approximately 87% of the outstanding Shares. The funds for the purchase of the Shares pursuant to the Offer and the Merger came from an equity investment by Parent into Merger Sub and an inter-company loan granted from Parent to Merger Sub.

     The Merger Agreement provides that, effective upon payment by Merger Sub of any Shares pursuant to the Offer, Parent is entitled to designate such number of directors, rounded up to the next whole number, on Respironics’ Board of Directors (the “Board”) as is equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to such designation) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its affiliates bears to the total number of Shares then outstanding. In accordance with the Merger Agreement and at Parent’s request, on March 10, 2008, the Board appointed 13 representatives designated by Parent, Arnaud Bernaert, Pamela L. Dunlap, Jaap Heijboer, Joseph E. Innamorati, Michael L. Manning, James Patrick Nolan, Edo Pfennings, Mark Tumas, Christian Voigtlaender, Edward Siegel, Michael Spahn, Henri van der Vegte and Scott M. Weisenhoff, as directors of the Board effective as of March 10, 2008. Information about the 13 directors designated for appointment by Merger Sub has been previously disclosed in the Information Statement contained in the Schedule 14D-9, which was filed by Respironics with the Securities and Exchange Commission (the “SEC”) on January 3, 2008 and is incorporated herein by reference. Also on March 10, 2008, Douglas A. Cotter, Donald H. Jones, James W. Liken, Candace L. Littell, Mylle H. Mangum, Gerald E. McGinnis, John L. Miclot, John C. Miles II and Craig B. Reynolds resigned from the Board. At the time of resignation, Mr. Miles served as chairperson of, and Dr. Cotter and Mr. Jones were members of, the Compensation and Human Resource Committee of the Board. At the time of resignation, Ms. Littell served as chairperson of, and Dr. Cotter and Mr. Mangum served as members of, the Corporate Governance and Nominating Committee of the Board. Pursuant to the Merger Agreement, three directors who were independent directors for purposes of the continued listing requirements of NASDAQ, J. Terry Dewberry, Joseph C. Lawyer and Sean C. McDonald, remained on the Board at that time.

     As a result of Merger Sub controlling more than 50% of Respironics’ voting power and its ability to appoint directors to the Board, Respironics qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules. Therefore, Respironics is exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules with respect to the Board being comprised of a majority of “independent directors” as defined by the NASDAQ Marketplace Rules and the related rules covering the independence of directors serving on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

     The foregoing description of the Merger Agreement, as amended, is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Respironics on December 27, 2007.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In accordance with the Merger Agreement and at Parent’s request, on March 10, 2008, the Board appointed 13 representatives designated by Parent, Arnaud Bernaert, Pamela L. Dunlap, Jaap Heijboer, Joseph E. Innamorati, Michael L. Manning, James Patrick Nolan, Edo Pfennings, Mark Tumas, Christian Voigtlaender, Edward Siegel, Michael Spahn, Henri van der Vegte and Scott M. Weisenhoff, as directors of the Board effective as of March 10, 2008. Information about the 13 directors designated for appointment by Merger Sub has been previously disclosed in the Information Statement contained in the Schedule 14D-9, which was filed by Respironics with the SEC on January 3, 2008 and is incorporated herein by reference. Also on March 10, 2008, Douglas A. Cotter, Donald H. Jones, James W. Liken, Candace L. Littell, Mylle H. Mangum, Gerald E. McGinnis, John L. Miclot, John C. Miles II and Craig B. Reynolds resigned from the Board. At the time of resignation, Mr. Miles served as chairperson of, and Dr. Cotter and Mr. Jones were members of, the Compensation and Human Resource Committee of the Board. At the time of resignation, Ms. Littell served as chairperson of, and Dr. Cotter and Mr. Mangum served as members of, the Corporate Governance and Nominating Committee of the Board. Pursuant to the Merger Agreement, three directors who were independent directors for purposes of the continued listing requirements of NASDAQ, J. Terry Dewberry, Joseph C. Lawyer and Sean C. McDonald, remained on the Board at that time.

     The foregoing description of the Merger Agreement, as amended, is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by Respironics on December 27, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

Dated: March 11, 2008	By:	/s/ Steven P. Fulton
Name: Steven P. Fulton
Title: Vice President and General Counsel